Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q/A of Rural Cellular Corporation for the quarter ended March 31, 2002, I, Richard P. Ekstrand, President and Chief Executive Officer of Rural Cellular Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1) such Form 10-Q/A for the quarter ended March 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q/A for the quarter ended March 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of Rural Cellular Corporation.

Date: December 20, 2002	/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer